EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE
to the Indenture dated as of August 1, 2002

by and among
PALL CORPORATION,
as Issuer,
The GUARANTORS named herein,
as Guarantors
and
THE BANK OF NEW YORK,
as Trustee

6% Senior Notes due 2012

Dated as of October 9, 2007

          FIRST SUPPLEMENTAL INDENTURE, dated as of 5:15 p.m., October 9, 2007 (the “Effective Time”), by and among PALL CORPORATION, a New York corporation (the “Company”), the Guarantors named herein, as Guarantors, and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
          WHEREAS, the Company has duly issued 6% Senior Notes due 2012 in the aggregate principal amount of $280,000,000 (the “Securities”) pursuant to an Indenture, dated as of August 1, 2002, by and among the Company, the Guarantors and the Trustee (the “Indenture”), and the Securities are outstanding on the date hereof;
          WHEREAS, the Company has received the written consent from Holders (as defined in the Indenture) of a majority in aggregate principal amount of the outstanding Securities to certain amendments to the Indenture upon the terms and subject to the conditions set forth in the Company’s Consent Solicitation Statement dated September 26, 2007 and the accompanying Consent Form;
          WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending, modifying or changing the Indenture;
          WHEREAS, the Board of Directors has authorized the execution and delivery of this first supplemental indenture (the “Supplemental Indenture”); and
          WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Securities, and thereafter shall bind every Holder of Notes, with certain exceptions not contemplated herein;
          NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          SECTION 1.01. Effective Time. This Supplemental Indenture with respect to the Securities is effective as of the Effective Time.
          SECTION 1.02. Definitions. For all purposes of the Indenture relating to the Securities amended hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:
     (1) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;
     (2) the terms defined in Article 2 have the meanings assigned to them in that Article and include the plural as well as the singular;

     (3) each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture;
     (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (5) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term; and
     (6) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
AMENDMENT TO ARTICLE 1 OF THE INDENTURE
     Section 1.01 of the Indenture with respect to the Securities is hereby amended by inserting the following terms:
     “Additional Consent Fees” means the payments defined as such in the Solicitation Documents.
     “Covenant Reversion Date” means the earlier of 5:30 p.m., New York City time, on (i) the Business Day following the Company’s failure to pay the Initial Consent Fee, if due, in accordance with the Solicitation Documents, (ii) the Business Day following the Company’s failure to pay any Additional Consent Fee, if due, in accordance with the Solicitation Documents and (iii) March 31, 2008.
     “First Additional Consent Fee” means the payment defined as such in the Solicitation Documents.
     “Initial Consent Fee” means the payment defined as such in the Solicitation Documents.
     “SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended July 31, 2007 and Quarterly Report on Form 10-Q for the three months ended October 31, 2007, and other information, documents and reports which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     “Second Additional Consent Fee” means the payment defined as such in the Solicitation Documents.
     “Solicitation Documents” means the Company’s Consent Solicitation Statement, dated September 26, 2007, and the related Consent Form, each as amended and supplemented from time to time.
     “Third Additional Consent Fee” means the payment defined as such in the Solicitation Documents.

ARTICLE 3
AMENDMENT TO SECTION 6.01 OF THE INDENTURE
     Section 6.01 of the Indenture with respect to the Securities is hereby amended by inserting the following sentence after the last paragraph of such Section:
     “Notwithstanding any of the foregoing, the failure of the Company to comply with Section 4.03, Section 4.04 or Section 4.05 of this Indenture during the period beginning on October 10, 2007 and ending at 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute a Default under clause (c) above; provided, however, that any foregoing failure to comply with Section 4.03, Section 4.04 or Section 4.05 of this Indenture shall constitute a Default as of the Covenant Reversion Date if, as of 5:30 p.m., New York City time on the Covenant Reversion Date, the Company shall have failed to (i) comply with Section 4.03 and Section 4.04 of this Indenture or (ii) file the SEC Reports with the SEC in a form that causes the Company to be current in all material respects in its filing obligations under the Exchange Act; provided, further, however, that the foregoing shall not relieve the Company from the requirement to comply with Section 4.04 of this Indenture with respect to the fiscal year ended July 31, 2007.”
ARTICLE 4
MISCELLANEOUS
          SECTION 4.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.
          SECTION 4.02. Adoption, Ratification and Confirmation. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
          SECTION 4.03. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture.
          SECTION 4.04. Counterpart Originals. This Supplemental Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 4.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          SECTION 4.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 4.07. Severability of Provisions. In case any provision in the Indenture, as supplemented and amended by this Supplemental Indenture, or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 4.08. Successors and Assigns. All agreements in the Indenture, as supplemented and amended by this Supplemental Indenture, by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
          SECTION 4.09. Benefit of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent, and their successors, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.
          SECTION 4.10. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture or the Solicitation Documents, and the Trustee makes no representation with respect thereto. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

PALL CORPORATION
By:	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

GUARANTORS

PALL AEROPOWER CORPORATION
MEDSEP CORPORATION
PALL-PASS, US LLC (FORMERLY PALL-PASS,
     U.S. INC.)
PALL PUERTO RICO, INC.
PALL BIOMEDICAL INC.
GELMAN SCIENCES, INC.
RUSSELL ASSOCIATES INC.
PALL ACQUISITION, LLC (FORMERLY PALL
     ACQUISITION, INC.)
PALL FILTRATION AND SEPARATIONS
     GROUP, INC.

By:	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Treasurer

THE BANK OF NEW YORK, as Trustee
By:	/s/ GEOVANNI BARRIS
	Name:	Geovanni Barris
	Title:	Vice President

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